EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-62561 and 333-34846) and the Registration Statements on Form S-8 (Nos. 333-171135, 333-175608, 333-82556, 333-35526, 333-24045, 033-62563, 033-63395, 033-16711, 333-129283, 333-135678, 333-140071, 333-150529, and 333-166701) of Microsemi Corporation of our report dated November 20, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
November 20, 2012